Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trio-Tech International
Van Nuys, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-222920) of our report dated September 23, 2020, relating to the consolidated financial statements of Trio-Tech International appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 bearing an unmodified audit opinion.

Our report on the consolidated financial statements refers to a change in the accounting for leases on adoption of Accounting Standard Codification 842 Leases.

Mazars LLP
PUBLIC ACCOUNTANTS
AND CHARTERED ACCOUNTANTS

/s/  Mazars LLP
Singapore
February 8, 2021